EUREKA BANK

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 16, 2002, by and among EUREKA BANK, a federally chartered stock savings bank (the "Bank"); EUREKA FINANCIAL CORP., a to-be-formed federal corporation (the "Holding Company"); and EUREKA INTERIM SAVINGS BANK, a to-be-formed interim stock savings institution ("Interim").

     The parties hereto desire to enter into an Agreement and Plan of Reorganization whereby the corporate structure of the Bank will be reorganized into the stock holding company form of ownership (the "Reorganization"). The result of the Reorganization will be that, immediately after the Effective Date (as defined herein), all of the issued and outstanding shares of Common Stock of the Bank will be held by the Holding Company and the holders of the issued and outstanding shares of Common Stock of the Bank (i.e., the mutual holding company, Eureka Bancorp, MHC, and the minority public stockholders) will become the holders of the issued and outstanding shares of Common Stock of the Holding Company.

     The Reorganization of the Bank will be accomplished by the following steps:
(1) the formation by the Bank of the Holding Company as a wholly-owned subsidiary of the Bank, incorporated under the laws of the United States for the primary purpose of becoming the sole stockholder of a newly-formed interim stock savings institution, and subsequently becoming the sole stockholder of the Common Stock of the Bank, which formation will include the issuance of up to 100,000 shares of the Holding Company Common Stock to the Bank for a price of $10.00 per share ($1,000,000) for the purpose of initially capitalizing the Holding Company; (2) the formation of an interim federally chartered savings institution, "Interim," which will be wholly-owned by the Holding Company; and
(3) the merger of Interim into the Bank (the "Merger"), with the Bank as the surviving entity. Pursuant to such Merger: (i) all of the issued and outstanding shares of Common Stock of the Holding Company held by the Bank will be canceled;
(ii) each issued and outstanding share of Common Stock of the Bank will automatically be converted by operation of law into one share of Common Stock of the Holding Company; (iii) all of the issued and outstanding shares of Common Stock of Interim will automatically be converted by operation of law into an equal number of issued and outstanding shares of Common Stock of the Bank, which will be all of the issued and outstanding stock of the Bank.

     NOW, THEREFORE, in order to consummate this Agreement and Plan of Reorganization (the "Agreement"), and in consideration of the mutual covenants herein set forth, the parties agree as follows:

                                    ARTICLE I

                         MERGER OF INTERIM INTO THE BANK
                               AND RELATED MATTERS

1.1 On the Effective Date, Interim will be merged with and into the Bank and the separate existence of Interim shall cease, and all assets and property (real, personal and mixed, tangible and intangible, chooses in action, rights and credits) then owned by Interim, or which would inure to it, shall immediately and automatically, by operation of law and without any conveyance, transfer, or further action, become the property of the Bank. The Bank shall be deemed to be a continuation of Interim, and the Bank shall succeed to the rights and obligations of Interim.

1.2 Following the Merger, the existence of the Bank shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all of the duties and liabilities, of a corporation organized under the laws of the United States. The Charter and Bylaws of the Bank, as presently in effect, shall continue in full force and effect and shall not be changed in any manner whatsoever by the Merger.

1.3 From and after the Effective Date, and subject to the actions of the Board of Directors of the Bank, the business presently conducted by the Bank (whether directly or through its subsidiaries) will continue to be conducted by it, as a wholly-owned subsidiary of the Holding Company, and the present directors and officers of the Bank will continue in their present positions. The home office and branch offices of the Bank in existence immediately prior to the Effective Date shall continue to be the home office and branch offices of the Bank from and after the Effective Date.

1.4 The Reorganization will have no effect on the corporate structure of the Mutual Holding Company, Eureka Bancorp, MHC, which will continue to operate under its current charter and bylaws, and the present directors and officers of the Mutual Holding Company will continue in their present positions.

                                   ARTICLE II

                               CONVERSION OF STOCK

2.1 The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the Common Stock of the parties to this Agreement shall be as follows:

     A. On the Effective Date, all shares of Common Stock of the Holding Company held by the Bank shall be canceled and shall no longer be deemed to be issued or outstanding for any purpose.

     B. On the Effective Date, shares of Common Stock, $.10 par value, of the Bank ("Bank Common Stock') issued and outstanding immediately prior to the Effective Date shall automatically by operation of law be converted into and shall become one share of Common Stock, $.10 par value, of the Holding Company ("Holding Company Common Stock") with the rights, privileges, preferences and voting power incident to each share of Bank Common Stock prior to such Effective Date. Each person who, but for the provisions of this Section 2.1B., would be entitled to a fractional share interest in the Holding Company Common Stock as a result of the Reorganization, upon surrender of certificates theretofore representing shares of Holding Company Common Stock, shall receive in lieu thereof an amount in cash equal to such fraction multiplied by the average of the bid and ask price of the Bank Common Stock on the last full trading day of the Bank Common Stock prior to the Effective Date. Each share of Common Stock of Interim issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, automatically by operation of law be converted into and become one share of Common Stock, $.10 par value, of the Bank and shall not be further converted into shares of the

          Holding Company Common Stock, so that from and after the Effective Date, all of the issued and outstanding shares of Common Stock of the Bank shall be held by the Holding Company.

     C. As soon as practicable after the Effective Date, the certificates representing the outstanding Bank Common Stock may be surrendered to the Bank or the designated agent of the Bank ("Exchange Agent") and, upon such surrender, the Exchange Agent shall issue and deliver in substitution therefore, cash and certificates representing the number of shares of Holding Company Common Stock into which such surrendered shares have been converted as hereinbefore provided, and cash in lieu of fractional shares (without interest). Certificates representing Bank Common Stock which are not surrendered shall be deemed for all purposes to evidence the ownership of the number of shares of Holding Company Common Stock into which said shares of the Bank shall have been converted as hereinbefore set forth and the right to receive cash in the amount determined pursuant to Section 2.1B.

     D. All shares of Holding Company Common Stock into which shares of Bank Common Stock shall have been converted pursuant to this Article shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares.

     E. On the Effective Date, the holders of certificates formerly representing Bank Common Stock outstanding on the Effective Date shall cease to have any rights with respect to Bank Common Stock, and their sole rights shall be with respect to the Holding Company Common Stock into which their shares of Bank Common Stock shall have been converted by the Merger.

     F. On the Effective Date, each option to purchase shares of Bank Common Stock under the Bank's Stock Option Plan, or shares of restricted stock outstanding under the Bank's Restrictive Stock Plan, outstanding at that time will be converted into an identical award, with identical price, terms and conditions, to purchase or receive an identical number of shares of Holding Company Common Stock in lieu of shares of Bank Common Stock, and further, the Bank's Stock Option Plan shall become the Holding Company's Stock Option Plan.

                                   ARTICLE III

                                   CONDITIONS

3.1 The obligations of the Bank, the Holding Company and Interim to effect the Merger and otherwise consummate the transactions which are the subject matter hereof shall be subject to satisfaction of the following conditions:

     A. To the extent required by applicable law, rules, and regulations, the holders of the outstanding shares of Bank Common Stock shall, at a meeting of the stockholders of the Bank duly called, have approved this Agreement by the affirmative vote of two-thirds of the outstanding shares of Bank Common Stock.

     B. The shares of Holding Company Common Stock to be issued to the Bank stockholders pursuant to the Merger shall have been, if required by law, duly registered pursuant to the Securities Act of 1933, as amended, and the Bank shall have complied with all applicable state securities or "blue sky" laws relating to the issuance of the Holding Company Common Stock.

     C. Any and all approvals from the Office of Thrift Supervision (the "OTS"), the Federal Deposit Insurance Corporation, the Securities and Exchange Commission and any other governmental agency having jurisdiction necessary for the lawful consummation of the Merger and the issuance and delivery of the Holding Company Common Stock as contemplated by this Agreement shall have been obtained.

     D. The Bank shall have received either (i) a ruling from the Internal Revenue Service or (ii) an opinion from its legal counsel, to the effect that the Reorganization will be treated as a non-taxable transaction under applicable provisions of the Internal Revenue Code and that no gain or loss will be recognized by the stockholders of the Bank upon the exchange of Bank Stock held by them for Holding Company Stock.

     E. The number of shares of Bank Common Stock held by persons who have indicated their intent to exercise, or have perfected, dissenters' rights of appraisal pursuant to Section 552.14 of the OTS Rules and Regulations, as amended, shall not have made consummation of the reorganization inadvisable in the opinion of the Boards of Directors of the Bank, Interim or the Holding Company.

                                   ARTICLE IV

                            EFFECTIVE DATE OF MERGER

     Upon satisfaction or waiver (in accordance with the provisions of this Agreement) of each of the conditions set forth herein, the parties hereto shall execute and cause to be filed Articles of Combination, and/or such certificates or further documents as shall be required by the OTS, the Office of the Secretary of the OTS, and with such other federal or state regulatory agencies as may be required. Upon approval by the OTS, and endorsement of such certificates, the Merger and other transactions contemplated by this Agreement shall become effective. The Effective Date for all purposes hereunder shall be the date of such endorsement.

                                    ARTICLE V

                            AMENDMENT AND TERMINATION

5.1 The Bank, the Holding Company and Interim, by mutual consent of their respective Boards of Directors or Incorporators, as the case may be, to the extent permitted by law, may amend, modify, supplement and interpret this Agreement in such manner as may be mutually agreed upon by them at any time before or after the approval and adoption thereof by the stockholders of the Bank; provided, however, that no such amendment, modification, supplement or interpretation shall have a materially adverse impact on the Bank or its stockholders except with the approval of the stockholders of the Bank.

5.2 This Agreement may be terminated at the election of any of the parties hereto if any one or more of the conditions to the obligations of any of them hereunder shall have been satisfied and become incapable of fulfillment and shall have not been waived. This Agreement may also be terminated at any time prior to the Effective Date by the mutual consent of the respective Boards of Directors of the parties.

5.3 In the event of the termination of this Agreement pursuant to any of the foregoing provisions, no party shall have any further liability or obligation of any nature to any other party under this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1 Any of the terms or conditions of this Agreement (other than the necessary approvals of stockholders and government authorities) may be waived at any time by any party hereto which is entitled to the benefit thereof, by action taken by its Board of Directors; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to be afforded to the stockholders of the Bank.

6.2 This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties among the parties other than those set forth or provided for herein.

6.3 Any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

6.4 Any notice or waiver to be given to any party shall be in writing and shall be deemed to have been duly given if delivered, mailed, or sent by prepaid telegram, addressed to such party at 3455 Forbes Avenue at McKee Place, Pittsburgh, Pennsylvania 15213.

6.5 The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any paragraph hereof.

6.6 The Bank will pay all fees and expenses incurred in connection with the transactions contemplated by this Agreement. After the Reorganization, the Holding Company will incur certain expenses that arise from its creation for the purpose of serving as, and continued existence as, the holding company of the Bank, such as the costs associated with the filing of reports with the OTS, holding of directors and stockholders meetings and maintaining relations with and providing reports to stockholders. The Bank agrees that it will reimburse the Holding Company for such ordinary and usual expenses when and as payable by the Holding Company.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Reorganization as of the date first above written.

                                     EUREKA BANK


                                BY:  /s/ Edward F. Seserko
                                     -------------------------------------------
                                     Edward F. Seserko, President
                                       and Chief Executive Officer


                            ATTEST:  /s/ Barbara A. Rota
                                     -------------------------------------------
                                     Barbara A. Rota, Secretary



                                     EUREKA FINANCIAL CORP. (In Formation)



                                BY:  /s/ Edward F. Seserko
                                     -------------------------------------------
                                     Edward F. Seserko, President
                                       and Chief Executive Officer


                            ATTEST:  /s/ Barbara A. Rota
                                     -------------------------------------------
                                     Barbara A. Rota, Secretary




                                     EUREKA INTERIM SAVINGS BANK (In formation)



                                BY:  /s/ Edward F. Seserko
                                     -------------------------------------------
                                     Edward F. Seserko, President
                                       and Chief Executive Officer


                            ATTEST:  /s/ Barbara A. Rota
                                     -------------------------------------------
                                     Barbara A. Rota, Secretary